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                                                                EXHIBIT 2



                                   BYLAWS

                                     OF

                        BREMER INVESTMENT FUNDS, INC.


                                  ARTICLE I

                             STOCKHOLDERS' MEETINGS

        SECTION 1. Place of Meetings. All meetings of the stockholders of Bremer Investment Funds, Inc. (the "Corporation") shall be held at such location as the Corporation's Board of Directors (the "Board of Directors" or the "Board") shall direct.

        SECTION 2. Annual Meeting.

        (a) The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before it, if the annual meeting shall be held, shall be held during the month of January of each year (or during such other month as the Board of Directors shall determine), commencing in 1998, at such date and time as shall be fixed by the Board of Directors and stated in the notice of such meeting, but in no event more than one hundred twenty (120) days after the occurrence of the event requiring the meeting to elect directors. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is specifically required by statute to be stated in the notice.

        (b) The Corporation shall not be required to hold an annual meeting in any year in which the election of directors is not required to be acted on by stockholders under the Investment Company Act of 1940, as amended (the "Act").

        SECTION 3. Special Meeting. Special meetings of the Corporation's stockholders may be called by the Board of Directors, the president, any vice president, or the secretary, and shall be called by the secretary upon the written request of the holders of shares entitled to not less than ten percent (10%) of all the votes entitled to be cast at such meeting; provided that such holders prepay the costs to the Corporation of preparing and mailing the notice of the meeting. The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        SECTION 4. Notice of Meeting. Not less than ten (10) nor more than ninety (90) days before the date of every stockholders' meeting, the secretary shall give to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of such meeting under applicable law, written or printed notice stating the time and place of the meeting, and in the case of a special meeting (or where required by applicable law) the purpose or purposes for which the meeting is called, either by mail, by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. If



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mailed, such notice shall be deemed to be given when deposited in the United
States mail addressed to the stockholder at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid.

        SECTION 5. Quorum. At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under statute or under the Corporation's Articles of Incorporation (the "Charter") for the vote necessary for the adoption of any measure. If at any meeting a quorum is not present or represented, the chairperson of the meeting or the holders of a majority of the stock present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

        SECTION 6. Stock Entitled to Vote. Each issued share of each class of stock of the Corporation shall be entitled to vote at any meeting of stockholders except shares owned, other than in a fiduciary capacity, by the Corporation or by another corporation in which the Corporation owns shares entitled to cast a majority of all the votes entitled to be cast by all shares outstanding and entitled to vote of such corporation.

        SECTION 7. Voting. Each outstanding share of each class of stock entitled to vote at a meeting of stockholders shall be entitled to one vote on each matter submitted to a vote. In all elections for directors every stockholder shall have the right to vote the shares of each class owned of record by him or her for as many persons as there are directors to be elected, but shall not be entitled to exercise any right of cumulative voting. A stockholder may vote the shares owned of record by him or her either in person or by proxy executed in writing by the stockholder or by his or her authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from its date unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the chairperson of the meeting. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize any action which may properly come before the meeting, unless a greater number is required by statute or by the Charter.

        SECTION 8. Informal Action. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting as authorized by law.



                                 ARTICLE II

                                  DIRECTORS

        SECTION 1. Number. The initial number of directors of the Corporation shall be six (6). By vote of a majority of the entire Board of Directors, the number of directors fixed by the Charter or by these Bylaws may be increased or decreased from time to time to not


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more than fifteen (15) nor less than three (3), but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board.

        SECTION 2. Election and Qualification. Until the first annual meeting of stockholders and until successors are duly elected and qualified, the Board of Directors shall consist of the persons named as such in the Charter. At the first annual meeting of stockholders, the stockholders shall elect directors to hold office until their successors are elected and qualified. A director need not be a stockholder of the Corporation, but must be eligible to serve as a director of a registered investment company under the Act.

        SECTION 3. Vacancies. Any vacancy on the Board of Directors occurring between stockholders' meetings called for the purpose of electing directors may be filled, if immediately after filling any such vacancy at least two-thirds (2/3rds) of the directors then holding office shall have been elected to such office at an annual or special meeting of stockholders, in the following manner: (i) for a vacancy occurring other than by reason of an increase in directors, by a majority of the remaining members of the Board, although such majority is less than a quorum; and (ii) for a vacancy occurring by reason of an increase in the number of directors, by action of a majority of the entire Board. A director elected by the Board to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. If by reason of the death, disqualification or bona fide resignation of any director or directors, more than sixty percent (60%) of the members of the Board of Directors are interested persons of the Corporation, as defined in the Act, such vacancy shall be filled within thirty
(30) days if it may be filled by the Board, or within sixty (60) days if a vote of stockholders is required to fill such vacancy; provided that such vacancy may be filled within such longer period as the United States Securities and Exchange Commission (the "Commission") may prescribe by rules and regulations, upon its own motion or by order upon application. In the event that at any time less than a majority of the directors were elected by the stockholders, the Board or a proper officer shall forthwith cause to be held as promptly as possible, and in any event within sixty (60) days, a meeting of the stockholders for the purpose of electing directors to fill any existing vacancies in the Board, unless the Commission shall by order extend such period.

        SECTION 4. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which may exercise all of the powers of the Corporation, except such as are by law or by the Charter or by these Bylaws conferred upon or reserved to the stockholders.

        SECTION 5. Removal.

        (a) At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.




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        (b) Notwithstanding any other provisions of these Bylaws, the secretary of the Corporation shall promptly call a special meeting of stockholders for the purpose of voting upon the question of removal of any director upon the written request of the holders of shares entitled to not less than ten percent (10%) of all the votes entitled to be cast at such meeting.

        SECTION 6. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine or as may be specified in the notice of meeting.

        SECTION 7. First Meeting of Newly Elected Board. The first meeting of each newly elected Board of Directors shall be held without notice immediately after and at the same general place as the annual meeting of the stockholders, for the purpose of organizing the Board, electing officers and transacting any other business that may properly come before the meeting.

        SECTION 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

        SECTION 9. Special Meetings. Special meetings of the Board of Directors may be called at any time either by the Board, the president, a vice president or a majority of the directors in writing with or without a meeting. Notice of special meetings shall either be mailed by the secretary to each director at least three (3) days before the meeting or shall be given personally or telegraphed to each director at least one (1) day before the meeting. Such notice shall set forth the time and place of such meeting but need not, unless otherwise required by law, state the purposes of the meeting.

        SECTION 10. Quorum and Vote Required for Action. At all meetings of the Board of Directors a majority of the entire Board shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meetings at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, the Charter or these Bylaws. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Members of the Board of Directors or a committee of the Board may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time; provided, however, that a director may not participate in a meeting by means of a conference telephone or similar communications equipment if the purpose of the meeting is to approve the Corporation's investment advisory agreement and/or to approve the selection of the Corporation's auditors, or if participation in such a manner would otherwise violate the Act or other applicable laws. Except as set forth in the preceding sentence, participation in a meeting by these means constitutes presence in person at the meeting.




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        SECTION 11. Executive and Other Committees.  The Board of Directors may
appoint from among its members an executive and other committees composed of two (2) or more directors. The Board may delegate to such committees in the intervals between meetings of the Board any of the powers of the Board to manage the business and affairs of the Corporation, except the power to: (i) declare dividends or distributions upon the stock of the Corporation; (ii) issue stock of the Corporation; (iii) recommend to the stockholders any action which requires stockholder approval; (iv) amend these Bylaws; (v) approve any merger or share exchange which does not require stockholder approval; or (vi) take any action required by the Act to be taken by the independent directors of the Corporation or by the full Board.

        SECTION 12. Informal Action. Except as set forth in the following sentence, any action required or permitted to be taken at any meeting of the Board of Directors or of a committee thereof may be taken without a meeting, if a written consent to such action is signed by a majority of the Board or the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee. Notwithstanding the preceding sentence, no action may be taken by the Board of Directors pursuant to a written consent with respect to the approval of the Corporation's investment advisory agreement, the approval of the selection of the Corporation's auditors, or any action required by the Act or other applicable law to be taken at a meeting of the Board of Directors to be held in person.

                                 ARTICLE III

                           OFFICERS AND EMPLOYEES

        SECTION 1. Election and Qualification. At the first meeting of each newly elected Board of Directors there shall be elected a president, one or more vice presidents, a secretary and a treasurer. The Board may also elect one or more assistant secretaries and assistant treasurers. No officer need be a director. Any two or more offices, except the offices of president and vice president, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Charter or these Bylaws to be executed, acknowledged or verified by two or more officers. Each officer must be eligible to serve as an officer of a registered investment company under the Act. Nothing herein shall preclude the employment of other employees or agents by the Corporation from time to time without action by the Board.

        SECTION 2. Term, Removal and Vacancies. The officers shall be elected to serve until the next first meeting of a newly elected Board of Directors and until their successors are elected and qualified. Any officer may be removed by the Board, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. A vacancy in any office shall be filled by the Board for the unexpired term.

        SECTION 3. Bonding. Each officer and employee of the Corporation who singly or jointly with others has access to securities or funds of the Corporation, either directly or




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through authority to draw upon such funds, or to direct generally the disposition of such securities shall be bonded against larceny and embezzlement by a reputable fidelity insurance company. Each such bond, which may be in the form of an individual bond, a schedule or blanket bond covering the Corporation's officers and employees and the officers and employees of the investment adviser to the Corporation and other corporations to which said investment adviser also acts as investment adviser, shall be in such form and for such amount (determined at least annually) as the Board of Directors shall determine in compliance with the requirements of Section 17(g) of the Act, and the rules, regulations or orders of the Commission promulgated thereunder.

        SECTION 4. President. The president shall be the principal executive officer of the Corporation. He or she shall preside at all meetings of the stockholders and directors, have general and active management of the business of the Corporation, see that all orders and resolutions of the Corporation's Board are carried into effect, and execute in the name of the Corporation all authorized instruments of the Corporation, except where the signing shall be expressly delegated by the Board to some other officer or agent of the Corporation.

        SECTION 5. Vice Presidents. The vice president, or if there be more than one, the vice presidents in the order determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall have such other duties and powers as the Board may from time to time prescribe or the president delegate.

        SECTION 6. Secretary and Assistant Secretaries. The secretary shall give notice of, attend and record the minutes of meetings of stockholders and directors, keep the corporate seal, and, when authorized by the Board, affix the same to any instrument requiring it, attesting to the same by his or her signature, and shall have such further duties and powers as are incident to his or her office or as the Board may from time to time prescribe. The assistant secretary, if any, or, if there be more than one, the assistant secretaries in the order determined by the Board, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall have such other duties and powers as the Board may from time to time prescribe or the secretary delegate.

        SECTION 7. Treasurer and Assistant Treasurers. The treasurer shall be the principal financial and accounting officer of the Corporation. He or she shall be responsible for the custody and supervision of the Corporation's books of account and subsidiary accounting records, and shall have such further duties and powers as are incident to his or her office or as the Board of Directors may from time to time prescribe. The assistant treasurer, if any, or, if there be more than one, the assistant treasurers in the order determined by the Board, shall in the absence or disability of the treasurer, perform all duties and exercise the powers of the treasurer, and shall have such other duties and powers as the Board may from time to time prescribe or the treasurer delegate.





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                                 ARTICLE IV

                      STOCK CERTIFICATES AND TRANSFERS

        SECTION 1. Stock Certificates. Certificates, if any, representing shares of stock of the Corporation shall be in such form consistent with the laws of the State of Maryland as shall be determined by the Board of Directors. All certificates for shares of stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares of stock represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the Corporation.

        SECTION 2. Redemption and Transfer. Any holder of stock of the Corporation desiring to redeem or transfer shares of stock standing in the name of such holder on the books of the Corporation shall deliver to the Corporation or to its agent duly authorized for such purpose a written unconditional request, in form acceptable to the Corporation, for such redemption or transfer. If certificates evidencing such shares have been issued, such certificates shall also be so delivered in transferable form duly endorsed or accompanied by all necessary stock transfer stamps or currency or certified or bank cashier's check payable to the order of the Corporation for the appropriate price thereof. The Corporation or its duly authorized agent may require that the signature of a redeeming stockholder on any or all of the request, endorsement or stock power be guaranteed and that other documentation in accordance with the custom of brokers be so delivered where appropriate, such as proof of capacity and power to make request or transfer. All documents and funds shall be deemed to have been delivered only when physically deposited at such office or other place of deposit as the Corporation or its duly authorized agent shall from time to time designate. At any time during which the right of redemption is suspended or payment for such shares is postponed pursuant to the Act, or any rule, regulation or order thereunder, any stockholder may withdraw his or her request (and certificates and funds, if any) or may leave the same on deposit, in which case the redemption price shall be the net asset value next applicable after such suspension or postponement is terminated.

        SECTION 3. Lost, Mutilated, Destroyed or Wrongfully Taken Certificates. Any person claiming a stock certificate to have been lost, mutilated, destroyed or wrongfully taken, and who requests the issuance of a new certificate before the Corporation has notice that the certificate alleged to have been lost, mutilated, destroyed or wrongfully taken has been acquired by a bona fide purchaser, shall make an affidavit of that fact and shall give the Corporation and its transfer agents and registrars a bond, with sufficient surety, to indemnify them against any loss or claim arising as a result of the issuance of a new certificate. The form and amount of such bond and the surety thereon shall in each case be deemed sufficient if satisfactory to the president or treasurer of the Corporation.




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                                  ARTICLE V

                            SALES, REDEMPTION AND
                          NET ASSET VALUE OF SHARES

        SECTION 1. Sales of Shares. Shares of any class of Common Stock of the Corporation shall be sold by it for the net asset value per share of such class of Common Stock outstanding at the time as of which the computation of said net asset value shall be made as hereinafter provided in these Bylaws.

        SECTION 2. Periodic Investment and Dividend Reinvestment Plans. The Corporation acting by and through the Board of Directors shall have the right to adopt and to offer to the holders of each class of stock and to the public a periodic investment plan and an automatic reinvestment of dividend plan subject to the limitations and restrictions imposed thereon and as set forth in the Act and any rule or regulation adopted or issued thereunder.

        SECTION 3. Shares Issued for Securities. In the case of shares of any class of stock of the Corporation issued in whole or in part in exchange for securities, there may, at the discretion of the Board of Directors of the Corporation, be included in the value of said securities, for the purpose of determining the number of shares of such class stock of the Corporation issuable in exchange therefor, the amount, if any, of brokerage commissions (not exceeding an amount equal to the rates payable in connection with the purchase of comparable securities on the New York Stock Exchange) or other similar costs of acquisition of such securities paid by the holder of said securities in acquiring the same.

        SECTION 4. Redemption of Shares. Each share of each class of Common Stock of the Corporation now or hereafter issued shall be subject to redemption, as provided in the Charter.

        SECTION 5. Suspension of Right of Redemption. The Board of Directors of the Corporation may suspend the right of the holders of any class of Common Stock of the Corporation to require the Corporation to redeem shares of such class:

        (a) for any period (a) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, or (b) during which trading on the New York Stock Exchange is restricted;

        (b) for any period during which an emergency, as defined by rules of the Commission or any successor thereto, exists as a result of which (a) disposal by the Corporation of securities owned by it is not reasonably practicable, or (b) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or

        (c) for such other periods as the Commission or any successor thereto may by order permit for the protection of security holders of the Corporation.




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        SECTION 6. Computation of Net Asset Value.  For purposes of these
Bylaws, the following rules shall apply:

        (a) The net asset value of each share of each class of Common Stock of the Corporation shall be determined at such time or times as may be disclosed in the then currently effective Prospectus relating to such class of Common Stock of this Corporation. The Board of Directors may also, from time to time by resolution, designate a time or times intermediate of the opening and closing of trading on the New York Stock Exchange on each day that said Exchange is open for trading as of which the net asset value of each share of each class of Common Stock of the Corporation shall be determined or estimated.

        Any determination or estimation of net asset value as provided in this subparagraph A shall be effective at the time as of which such determination or estimation is made.

        The net asset value of each share of each class of Common Stock of the Corporation for purposes of the issue of such class of Common Stock shall be the net asset value which becomes effective as provided in this Subparagraph
(a), next succeeding receipt of the subscription to such share of such class Common Stock. The net asset value of each share of each class of Common Stock of the Corporation tendered for redemption shall be the net asset value which becomes effective as provided in this Subparagraph (a), next succeeding the tender of such share of such class of Common Stock for redemption.

        (b) The net asset value of each share of each class of Common Stock of the Corporation, as of the close of business on any day, shall be the quotient obtained by dividing the value at such close of the net assets belonging to such class (meaning the assets belonging to such class and any other assets allocated to such class less the liabilities belonging to such class and any other liabilities allocated to such class excluding capital and surplus) of the Corporation by the total number of shares of such class outstanding at such close.

            (i) The assets belonging to any class of Common Stock shall be that portion of the total assets of the Corporation as determined in accordance with the provisions of Article IV of the Charter of the Corporation. The assets of the Corporation shall be deemed to include
        (a) all cash on hand, on deposit, or on call, (b) all bills and notes and accounts receivable, (c) all shares of stock and subscription rights and other securities owned or contracted for by the Corporation, other than its own Common Stock, (d) all stock and cash dividends and cash distributions, to be received by the Corporation, and not yet received by it but declared to stockholders of record on a date on or before the date as of which the net asset value is being determined,
        (e) all interest accrued on any interest-bearing securities owned by the Corporation, and (f) all other property of every kind and nature including prepaid expenses; the value of such assets to be determined in accordance with the Corporation's registration statement filed with the Commission.

           (ii) The liabilities belonging to any class of Common Stock shall be that portion of the total liabilities of the Corporation as determined in accordance with



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

        the provisions of Article IV of the Charter of the Corporation. The liabilities of the Corporation shall be deemed to include (a) all bills and notes and accounts payable, (b) all administration expenses payable and/or accrued (including investment advisory fees), (c) all contractual obligations for the payment of money or property including the amount of any unpaid dividend declared upon the Corporation's stock and payable to stockholders of record on or before the day as of which the value of the Corporation's stock is being determined, (d) all reserves, if any, authorized or approved by the Board of Directors for taxes, including reserves for taxes at current rates based on any unrealized appreciation in the value of the assets of the Corporation, and (e) all other liabilities of the Corporation of whatever kind and nature except liabilities represented by outstanding capital stock and surplus of the Corporation.

           (iii) For the purposes hereof: (a) shares of each class of Common Stock subscribed for shall be deemed to be outstanding as of the time of acceptance of any subscription and the entry thereof on the books of the Corporation and the net price thereof shall be deemed to be an asset belonging to such class; and (b) shares of each class of Common Stock surrendered for redemption by the Corporation shall be deemed to be outstanding until the time as of which the net asset value for purposes of such redemption is determined or estimated.

        (c) Net asset value of each share of each class of Common Stock of the Corporation, as of any time other than the close of business on any day, may be determined by applying to the net asset value as of the close of business on the preceding business day, computed as provided in paragraph (b) of this Section of these Bylaws, such adjustments as are authorized by or pursuant to the direction of the Board of Directors and designed reasonably to reflect any material changes in the market value of securities and other assets held and any other material changes in the assets or liabilities of the Corporation and in the number of its outstanding shares which shall have taken place since the close of business on such preceding business day.

        (d) In addition to the foregoing, the Board of Directors is empowered, in its absolute discretion, to establish other bases or times, or both, for determining the net asset value of each share of each class of the Common Stock of the Corporation.


                                 ARTICLE VI

                             GENERAL PROVISIONS

        SECTION 1. Offices. The registered office of the Corporation in the State of Maryland shall be in the City of Baltimore. The Corporation may also have offices at such other places within and without the State of Maryland as the Board of Directors may from time to time determine. Except as otherwise required by statute, the books and records of the Corporation may be kept outside the State of Maryland.

        SECTION 2. Seal.  The Corporation shall have no seal.




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        SECTION 3. Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board of Directors.

        SECTION 4. Notice of Waiver of Notice. Whenever any notice of the time, place or purpose of any meeting of stockholders or directors is required to be given under the statute, the Charter or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, either before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy or at the meeting of directors in person, shall be deemed equivalent to the giving of such notice to such person. No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued by any such law.

        SECTION 5. Voting of Stock. Unless otherwise ordered by the Board of Directors, the president shall have full power and authority, in the name and on behalf of the Corporation, (i) to attend, act and vote at any meeting of stockholders of any company in which the Corporation may own shares of stock of record, beneficially (as the proxy or attorney-in-fact of the record holder) or of record and beneficially, and (ii) to give voting directions to the record stockholder of any such stock beneficially owned. At any such meeting, he or she shall possess and may exercise any and all rights and powers incident to the ownership of such shares which, as the holder or beneficial owner and proxy of the holder thereof, the Corporation might possess and exercise if personally present, and may delegate such power and authority to any officer, agent or employee of the Corporation.

        SECTION 6. Dividends. Dividends upon any class of stock of the Corporation, subject to the provisions of the Charter, if any, may be declared by the Board of Directors in any lawful manner. The source of each dividend payment shall be disclosed to the stockholders receiving such dividend, to the extent required by the laws of the State of Maryland and by Section 19 of the Act and the rules and regulations of the Commission promulgated thereunder.

        SECTION 7. Amendments.

        (a) These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the stockholders by affirmative vote of not less than a majority of the shares of all classes of stock present or represented at any annual or special meeting of the stockholders at which a quorum is in attendance.

        (b) These Bylaws may also be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no Bylaw adopted by the stockholders shall be amended or repealed by the Board of Directors if the amended Bylaws so adopted so provides.

        (c) Any action taken or authorized by the stockholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or


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authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as was necessary to permit the specific action so taken or authorized.

        SECTION 8. Reports to Stockholders. The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual fiscal period of the Corporation and at such other times, if any, as may be directed by the Board of Directors of the Corporation. A report to the stockholders based upon each such examination shall be mailed to each stockholder of the Corporation of record on such date with respect to each report as may be determined by the Board of Directors at his or her address as the same appears on the books of the Corporation. Each such report shall include the financial information required to be transmitted to stockholders by rules or regulations of the Commission under the Act and shall be in such form as the Board of Directors shall determine pursuant to rules and regulations of the Commission.

        SECTION 9. Information to Accompany Dividends. At the time of the payment by the Corporation of any dividend to the holders of any class of stock of the Corporation, each stockholder to whom such dividend is paid shall be notified of the account or accounts from which it is paid and the amount thereof paid from each such account.

                               [END OF BYLAWS]



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